                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

          The Hartford Steam Boiler Inspection and Insurance Company
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

          The Hartford Steam Boiler Inspection and Insurance Company
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

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     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

      [LOGO]

                            NOTICE OF ANNUAL MEETING

March 1, 1994

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of The Hartford Steam Boiler Inspection and Insurance Company will be held on Tuesday, April 19, 1994, at 2:00 o'clock P.M., at the office of the Company, One State Street, Hartford, Connecticut, for the following purposes:

     1. To elect four directors for three-year terms;

     2. To appoint independent public accountants for the ensuing year; and

     3. To transact any other business proper to come before the meeting.

     A proxy statement to assist you in the consideration of the foregoing matters is attached.

     The Board of Directors has fixed February 8, 1994, at 4:00 o'clock P.M., as the record date and time for the determination of the stockholders entitled to notice of and to vote at said Annual Meeting and any adjournment thereof.

     It is hoped that you will be able to attend this meeting. If you cannot, you are urgently requested to sign and return the enclosed proxy card in the envelope provided.

                                           By order of the Board of Directors.

                                           R. K. PRICE
                                           Corporate Secretary
The Hartford Steam Boiler
Inspection and Insurance Co.
One State Street
Hartford, Connecticut 06102

                                PROXY STATEMENT

                                    GENERAL

     The enclosed proxy is solicited by the Board of Directors of The Hartford Steam Boiler Inspection and Insurance Company for use at the Annual Meeting of Stockholders to be held April 19, 1994, and at any and all adjournments thereof. The Company is a Connecticut corporation and its principal office is located at One State Street, Hartford, Connecticut 06102, (203) 722-1866.

     You are urged to read this proxy statement and to fill in, date, sign and return the enclosed form of proxy. The giving of a proxy does not affect your right to vote should you attend the meeting, and the proxy may be revoked at any time before it is voted. Properly executed proxies not revoked will be voted as specified.

     Arrangements will be made with brokers, nominees and fiduciaries to distribute proxy material to their principals, and their postage and clerical expenses in so doing will be paid by the Company. The entire cost of soliciting proxies on behalf of management will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies personally if proxies are not received promptly. The Company has retained Corporate Investor Communications, Inc. ("CIC") to aid in the solicitation of proxies. CIC's fee is not expected to exceed $3,250 in addition to out-of-pocket expenditures.

     Only holders of common stock of record at the close of business on February 8, 1994 are entitled to notice of, and to vote at, the meeting. Each stockholder of record on said date is first being mailed the Annual Report of the Company for the fiscal year ended December 31, 1993 with the Notice, Proxy Statement and Proxy card on or about March 1, 1994. On February 8, 1994, there were 20,535,064 outstanding shares of common stock, each entitled to one vote.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Charter provides for a Board of not less than nine nor more than fourteen directors, the exact number of directorships to be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board. The directors are divided into three classes consisting, as nearly as possible, of one third of the total number of directors constituting the entire Board. Each class is elected for a three-year term at successive annual meetings. The Board of Directors has fixed the number of directorships at twelve.

     Four directors are to be elected for terms of three years and until their successors are elected and qualified. Unless otherwise instructed, the shares represented by the enclosed proxy will be voted for Donald M. Carlton, William
B. Ellis, E. James Ferland and Wilson Wilde. In the event any nominee is unable to serve as a director on the date of the Annual

Meeting, the proxies may be voted for a substitute nominee recommended by the Board of Directors. The affirmative vote of a majority of the votes represented is required for election of each director. Abstentions and broker non-votes are included in the total number of shares represented but are not counted as either affirmative or negative votes.

     The nominees for election to the Board of Directors were elected to their present term at the 1991 Annual Meeting.

     Stated below are the names and ages of the nominees and directors continuing in office, the principal occupation of each during at least the last five years, the date on which each individual was first elected as a director of the Company, and other directorships and business and civic affiliations of such persons. The information set forth on the following pages with respect to each nominee's and director's principal occupation, other directorships and affiliations and beneficial ownership of Company common stock has been furnished by the nominee or director.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                      FOR THREE-YEAR TERM EXPIRING IN 1997
- ---------------
     PHOTO       Donald M. Carlton
- ---------------
                 Dr. Carlton, 56, is an Executive Vice President and a director of the Company and President, Chairman of the Board and a director of Radian Corporation, the Company's wholly-owned subsidiary specializing in environmental, energy, mechanical and materials technology services. He and several associates founded Radian Corporation in 1969, and he has served as its President since that time.
                 Dr. Carlton is a director of Medical Polymers Technologies,
                 Inc., Joy Technologies, Inc., American Capital
                 Bond Fund, Inc. and American Capital Convertible Securities,
                 Inc. He is a trustee of American Capital Income Trust.

                 Dr. Carlton has served as a director of the Company since July 1975.

- ---------------
     PHOTO       William B. Ellis
- ---------------
                 Mr. Ellis, 53, is Chairman of the Board of Northeast Utilities, and Chairman and a director of its principal subsidiaries and of Connecticut Yankee Atomic Power Company. He had also served as Chief Executive
                 Officer of these companies from 1987 to 1993. Mr. Ellis is Chairman and a director of Connecticut Capitol Region Growth
                 Council, Inc. and a director of Nuclear Electric Insurance
                 Limited, Connecticut Mutual Life Insurance Company, Edison
                 Electric Institute and The Greater Hartford
                 Chamber of Commerce. He is also a member of the Board of the Smithsonian Museum of Natural History and a member of the Conservancy Science Advisory Board of the Nature Conservancy.

                 Mr. Ellis has served as a director of the Company since April 1991.

- ------------------
      PHOTO      E. James Ferland
- ------------------
                 Mr. Ferland, 51, is Chairman, President and Chief Executive
                 Officer of Public Service Enterprise Group Incorporated and
                 Chairman and Chief Executive Officer of its principal subsidiary, Public Service Electric and
                 Gas Company. He joined Public Service Enterprise Group
                 Incorporated as President and Chief Operating Officer on June
                 1, 1986 and assumed his present position with the company one month later. Mr. Ferland is a director of First Fidelity
                 Bancorporation, First Fidelity Bank, N.A., N.J.,
                 Foster Wheeler Corporation, the Electric Power Research
                 Institute, the New Jersey Utilities Association, the Edison
                 Electric Institute and Public Affairs Research Institute of New
                 Jersey. He is Chairman of the Institute of Nuclear Power
                 Operations (INPO) and Chairman of the New Jersey State Chamber of Commerce.

                 Mr. Ferland has served as a director of the Company since November 1986.

- ------------------
      PHOTO      Wilson Wilde
- ------------------
                 Mr. Wilde, 66, is Chairman, Chief Executive Officer and a director of the Company. He joined the Company in 1953 as an investment analyst. He became an officer of the Company in 1964 and was elected Vice President and a director in 1967. Mr. Wilde was elected Executive Vice
                 President in 1970 and elected President in 1971. He assumed his present position in September of 1993. Mr. Wilde is a director of GenRad, Inc., Shawmut National Corporation, Phoenix Home
                 Life Mutual Insurance Company,
                 Phoenix Reinsurance Company and Phoenix Re Corporation. He is also a director of Radian Corporation and The Boiler Inspection and Insurance Company of Canada, affiliates of the Company. In addition, he is a director of the American Insurance
                 Association and the Insurance Association of Connecticut, and is Chairman of the Board of Trustees of The Loomis Chaffee
                 School.

                 Mr. Wilde has served as a director of the Company since March 1967.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             TERM EXPIRING IN 1995
- ------------------
       PHOTO     Colin G. Campbell
- ------------------
                 Mr. Campbell, 58, is President of Rockefeller Brothers Fund.
                 Prior to joining Rockefeller Brothers Fund in 1988, Mr.
                 Campbell served as President of Wesleyan University from 1970 to 1988. Mr. Campbell is a director of Pitney Bowes, SYSCO Corporation, the Charles E.
                 Culpeper Foundation, and the University of Cape Town Fund, and
                 Chairman of the Board of Winrock International Institute for
                 Agricultural Development.

                 He is a trustee of the Colonial Williamsburg Foundation and Pomona College, and Chairman of the Board of Trustees of the Institute for the Future.

                 Mr. Campbell has served as a director of the Company since
                 September 1983.
- ------------------
      PHOTO      John A. Powers
- ------------------
                 Mr. Powers, 67, is Chairman Emeritus of Heublein Inc. (a subsidiary of Grand Metropolitan PLC), a producer and marketer of alcoholic beverage products. He had served as Chairman of the Board of Heublein from 1986 until his retirement in 1992. Mr. Powers is a director of Connecticut Business and Industry Association and The Advest
                 Group, Inc. He is a trustee of The Hartford Graduate Center.

                 Mr. Powers has served as a director of the Company since September 1986.

- ------------------
       PHOTO     Paul A. Vatter
- ------------------
                 Dr. Vatter, 69, is a professor of business administration at Harvard University Graduate School of Business Administration.
                 He joined the staff at Harvard as an assistant dean in 1958, becoming an associate professor in 1962 and a professor in 1970. Dr. Vatter is a director of Sbarro, Inc.

                 Dr. Vatter has served as a director of the Company since April 1975.

- ----------------
     PHOTO       John M. Washburn, Jr.
- ----------------
                 Mr. Washburn, 66, is President and a director of The Merrow
                 Machine Company, a manufacturer of industrial sewing machines.
                 He joined Merrow in 1953 and became Secretary in 1960 and Treasurer in 1963. He has served in his present position since 1978. Mr. Washburn is a director of Walton Company and a trustee of the YMCA of Greater Hartford.

                 Mr. Washburn has served as a director of the Company since March 1973.

                             TERM EXPIRING IN 1996

- ----------------
     PHOTO       Joel B. Alvord
- ----------------
                 Mr. Alvord, 55, is Chairman, Chief Executive Officer and a director of Shawmut National Corporation. He joined the Hartford National Bank and Trust Company in 1963 and served in a variety of positions before becoming President of both Hartford National Bank and Hartford
                 National Corporation and a director of the corporation in 1978.
                 He was named to his present position in 1988 following the merger of Hartford National Corporation with Shawmut
                 Corporation. Mr. Alvord is a director
                 of The Institute of Living and Jobs for Massachusetts, a trustee of the Wadsworth Atheneum and The Wang Center for the Performing Arts, Boston, and a member of the Massachusetts
                 Business Roundtable, The Bankers Roundtable and the Corporate
                 Advisory Committee of the Museum of Fine Arts, Boston.

                 Mr. Alvord has served as a director of the Company since December 1971.

- ----------------
     PHOTO       Richard G. Dooley
- ----------------
                 Mr. Dooley, 64, is a consultant to Massachusetts Mutual Life
                 Insurance Company. Mr. Dooley joined Massachusetts Mutual in
                 1955 and served in a variety of positions before being named
                 Executive Vice President and
                 Chief Investment Officer in 1978, a position he held until his retirement in 1993. Mr. Dooley is a director of Advest Group, Inc., Jefferies Group, Inc., and Kimco Realty Corp. He is a trustee of Saint Anselm College.

                 Mr. Dooley has served as a director of the Company since May 1984.

- ------------------
      PHOTO      Lois Dickson Rice
- ------------------
                 Mrs. Rice, 61, is a Guest Scholar, Program in Economic Studies, at the Brookings Institution, a position she has held since
                 October 1991. From 1981 until 1991, she served as Senior Vice
                 President, Government Affairs
                 and a director of Control Data Corporation. Mrs. Rice is a director of Bell Atlantic-Washington, D.C., Inc., McGraw-Hill
                 Inc., International Multifoods, Shawmut National Corporation and UNUM Corp. She is a trustee of The Urban Institute, The
                 German Marshall Fund, and George Washington
                 University. Mrs. Rice also serves as a member of the Board of Overseers of the Tuck School of Management, Dartmouth
                 College, and the President's Foreign Intelligence Advisory
                 Board.

                 Mrs. Rice has served as a director of the Company since April 1990.

- ------------------
      PHOTO      Gordon W. Kreh
- ------------------
                 Mr. Kreh, 46, is President and a director of the Company. He joined The Boiler Inspection and Insurance Company of Canada, a subsidiary of the Company, in 1971, before moving to the Company's home office in 1975.

                 He became an officer of the Company in 1980 and was elected Vice President in 1984, while serving in a variety of positions and departments within the Company. In 1988, he was named Senior Vice President of Engineering Insurance Group, a partnership between the Company and General Reinsurance Corporation, and became its President in 1989. He was elected Senior Vice President of the Company in 1992. He assumed his present position in September of 1993. Mr. Kreh is a director of Radian Corporation and The Boiler Inspection and Insurance Company of Canada.

                 Mr. Kreh has served as a director of the Company since September 1993.

MEETINGS AND REMUNERATION OF THE DIRECTORS

     During 1993, the Board of Directors held eleven meetings and twenty-one committee meetings. Each director attended at least 75% of the meetings of the Board and committees on which he or she served combined.

     The annual retainer for each director who is neither an employee of the Company nor of a subsidiary is $20,000. Under the 1989 Restricted Stock Plan for Non-Employee Directors, approved by stockholders at their 1989 Annual Meeting, one-half of the annual retainer is paid in restricted stock of the Company and one-half is paid in cash. The restricted stock is forfeitable until such time as the director retires, dies, becomes disabled, resigns with the consent of a majority of the other directors or upon a change in control of the Company, whichever event occurs earliest. Each non-employee director also is paid a fee of $1,200 for attendance at a Board or a committee meeting and an additional $350 for each committee meeting chaired. Directors who are also employees of the Company or a subsidiary do not receive such compensation for service on the Board or committees thereof and are not eligible for awards of restricted stock under the 1989 Restricted Stock Plan for Non-Employee Directors. Non-employee directors are not eligible to participate in any of the plans discussed in the Board Compensation Committee Report on Executive Compensation. Directors may be reimbursed for reasonable travel expenses incurred in attending Board and committee meetings.

     In addition, the Company has established a Retirement Plan for non-employee directors. A director who retires after ten years of service on the Board is entitled to receive an annual retirement benefit equal to the annual retainer paid to such director immediately prior to retirement. (A director who has served on the Board for at least one year but less than ten years receives a prorated amount.) The retirement benefits may be adjusted periodically and are payable for life. In the event of a director's death while serving as a member of the Board, his or her spouse is entitled to receive an annual death benefit equal to 50% of the annual retainer in effect at the time of such director's death. During 1993, a total of $109,000 was paid to former directors under the plan. The Company has established a trust fund pursuant to which the retirement benefits will be paid.

     In 1992, as part of the Company's policy of providing support for charitable institutions and in order to retain and attract qualified directors, the Board of Directors established a Charitable Endowment Program for members of the Board of Directors who have at least one year of service as a director. The program is currently funded by life insurance on the lives of eligible directors. The Company intends to make charitable contributions of $1 million per director, paid out over a period of ten years following the death of the director. Each director is able to recommend up to three charities to receive contributions from the Company. Beneficiary organizations designated under this program must be tax-exempt, and donations ultimately paid by the Company will be deductible against federal and other income taxes payable by the Company in accordance with the tax laws applicable at the time. Directors derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company. Because of such deductions and use of insurance, the long-term cost to the Company is expected to be low.

     During 1993, Dr. Vatter was retained by the Company to perform consultation services in the area of management development programs. Dr. Vatter received $30,000 for these services.

     The Company's Board of Directors annually appoints certain directors to serve on standing committees of the Board of Directors, among which are the Audit and Compensation Committees.

     The Audit Committee's primary responsibility is to review and report to the Board on the Company's accounting policies, the adequacy of its financial and internal auditing controls, and the reliability of financial information reported to the public. The Committee has the authority to approve the scope of the annual audit and to authorize the release of annual financial statements. The Audit Committee held four meetings during 1993. Dr. Vatter (Chairman), Mr. Campbell, Mr. Dooley and Mrs. Rice, none of whom is an employee of the Company or a subsidiary, presently serve on the Audit Committee.

     The Compensation Committee's primary function is to recommend and approve remuneration for the Company's officers and directors and to recommend changes to the Company's benefit plans, as described in the Board Compensation Committee Report on Executive Compensation located on page 10. The Committee also acts as Plan Administrator for the 1985 Stock Option Plan, the 1989 Restricted Stock Plan for Non-Employee Directors, the Directors' Retirement Plan and the Long-Term and Short-Term Incentive Plans. The Compensation Committee held five meetings during 1993. Mr. Alvord (Chairman), Mr. Campbell, Mr. Powers and Mr. Ferland, none of whom is an employee of the Company or a subsidiary, presently serve on the Compensation Committee. (Dr. Vatter served on the Committee during 1993 until November, 1993 when he was replaced by Mr. Ferland.)

     Other committees of the Board of Directors are the Development Committee, the Executive Committee, the Employee Development Committee, the Finance Committee and the Technology Committee.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Company is unaware of any stockholder who on February 1, 1994 was the beneficial owner of 5 percent or more of the Company's outstanding common stock, except as noted in the following table.

              NAME OF BENEFICIAL OWNER                 AMOUNT OF SHARES     PERCENT OF CLASS
- -----------------------------------------------------  ----------------     ----------------
The Hartford Steam Boiler                                  1,090,269(1)           5.31%
  Inspection and Insurance Company
  Leveraged Employee Stock Ownership Trust
  c/o Shawmut Bank Connecticut
  777 Main Street
  Hartford, Connecticut 06115
Cooke & Bieler, Inc.                                       1,572,050(2)           7.65%
  1700 Market Street
  Philadelphia, Pennsylvania 19103

- ------------------------------------
(1) Shares held by the trust are voted in accordance with the instructions of participants.

(2) Information provided as of 12/31/93 by Cooke & Bieler, Inc. indicates that Cooke & Bieler, Inc. has sole voting power with respect to 1,266,400 shares and sole dispositive power with respect to 1,478,550 shares.

     The number of shares of Company common stock beneficially owned as of February 1, 1994 by each nominee and director continuing in office, by each executive officer named in the Summary Compensation Table, which in each case represents less than 1% of the common stock outstanding as of such date, and by all directors and executive officers as a group, is shown in the table below. Unless otherwise indicated, each officer, nominee and director has sole voting and investment power (or shares such powers with a family member) with respect to common stock shown as held directly. All shares shown as held indirectly reflect sole voting and investment power exercised by the individual specified unless otherwise indicated.

                                                         DIRECTLY       INDIRECTLY
                     BENEFICIAL OWNER                      HELD            HELD           TOTAL
    ---------------------------------------------------  --------       ----------       -------
    Joel B. Alvord.....................................       911                            911
    Colin G. Campbell..................................     1,619           2,400(1)       4,019
    Donald M. Carlton..................................    74,269(2)                      74,269
    Richard G. Dooley..................................     6,828                          6,828
    William B. Ellis...................................       575                            575
    E. James Ferland...................................     1,819           2,000(3)       3,819
    Kenneth J. Kelly...................................    54,539(4)                      54,539
    Gordon W. Kreh.....................................    21,245(5)          700(6)      21,945
    John A. Powers.....................................     2,369                          2,369
    Lois Dickson Rice..................................       825             200(7)       1,025
    Paul A. Vatter.....................................    10,499             100(8)      10,599
    John M. Washburn, Jr...............................    11,019           2,000(9)      13,019
    Wilson Wilde.......................................   143,250(10)      17,790(11)    161,040
    Donald K. Wilson, Jr...............................    75,653(12)                     75,653
    All Directors and Executive Officers as
      a Group (18 in number)...........................   612,373(13)

- ------------------------------------
 (1) 800 shares held in trusts for benefit of children and 1,600 shares held as trustee of trusts for benefit of nieces and nephews, over which Mr. Campbell exercises shared voting and investment power.
 (2) Includes 39,700 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994.
 (3) Shares held by spouse.
 (4) Includes 31,200 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994.
 (5) Includes 11,000 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994.
 (6) 300 shares held by spouse, 200 shares held by daughter and 200 shares held by son.
 (7) Shares held as executrix of spouse's estate.
 (8) Shares held by daughter.
 (9) Shares held by spouse.
(10) Includes 90,400 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994.

(11) 160 shares held by spouse. 17,630 shares held in a charitable foundation, over which Mr. and Mrs. Wilde exercise shared voting and investment power.
(12) Includes 45,800 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994.
(13) Includes 304,400 shares subject to options to purchase shares of Company common stock which are exercisable on or before April 1, 1994. Assuming the exercise of all such options, the percentage of common stock owned by directors and executive officers as a group would be 2.82% of the common stock outstanding.

REPORTING OF SECURITIES TRANSACTIONS

     Ownership of and transactions in Company stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. During the fiscal year ended December 31, 1993, Paul A. Vatter, Director, inadvertently filed one Form 3 late to report shares held for his benefit in a Keogh Plan trust. Dr. Vatter has always correctly reported these shares as part of his own holdings, and when he became aware that a separate filing was required on behalf of the trust itself, he immediately made that filing.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Executive compensation programs are administered by the Compensation Committee of the Board of Directors (the "Committee"). A nationally recognized compensation consultant also reviews and analyzes the Company's executive compensation policies and practices in order to advise the Committee as more fully described below. The Committee believes that the structure of the Company's compensation programs provides a direct link between Company performance and executive compensation.

     Under the direction of the Committee, executive compensation programs are structured so that they are competitive with peer companies in order to motivate and retain key individuals and to provide incentives to achieve the Company's short and long-term goals. The peer companies used for this analysis are not identical to those included in the S&P 500 Property/Casualty Insurance Index used in the Performance Graph located on page 20 because they are selected for the purpose of determining whether the Company's executive compensation programs are competitive in terms of recruiting and retaining key executives. For 1993, this compensation assessment peer group was composed of seventeen leading property/casualty insurance and engineering services companies, selected based on their size and specific lines of business. Base salary and variable compensation paid to executives under the Company's incentive plans (Short-Term and Long-Term Incentive Plans and the 1985 Stock Option Plan) in 1993 were below the median range of that paid to executives by the companies in this compensation assessment peer group according to information compiled by the Company's compensation consultant.

     Each executive's annual performance review serves as the basis for making adjustments to base salary. Individual performance and business unit performance rated with reference to several qualitative factors, such as achievement of annual goals and objectives, are both considered. After annual adjustments have been proposed, the compensation consulting firm compares the executives' base salaries to those of executives with similar responsibilities in the Company's compensation assessment peer group. Annual salary adjustments for executives are recommended by the Chief Executive Officer and approved by the Compensation Committee. The Committee determines adjustments for the Chief Executive Officer based on a review of a number of factors, including (listed in order of importance from highest to lowest) earnings per share, return on investment, capital utilization, quality of management and employees, innovation within the organization and quality of the Company's strategic plan. Based on a review of such factors, Mr. Wilde received no salary increase in 1993.

     Executives (other than Dr. Carlton) are eligible for awards made under the Company's Short-Term Incentive Plan, which provides for the annual award of bonuses to key employees (presently limited to the officer group of the Company) at the end of the fiscal year provided certain performance measures are achieved. Under a specified schedule defined by the plan, the Committee establishes a pool of incentive award dollars based on the actual percentage of Annual Budgeted Net Income Per Share (cited in the Business Plan of the Company) achieved for the year and the performance of the Company as compared to a group of peer companies. (The Short-Term Incentive Plan's peer group is not identical to the six companies included in the S&P 500 Property/Casualty Insurance Index used in the Performance Graph located on page 20 because, under the terms of the Plan, the Committee selects a broader group of companies, including leading property/casualty insurance and engineering services companies which are selected on the basis of similarity to the Company's business lines.) In evaluating such performance, the Committee considers such factors as (listed in order of importance, from highest to lowest): growth in earnings per share, revenue growth, return on equity for the Company, the combined ratio for the Company, and the total return on the Company's common stock over the last year. Once the pool is established, individual awards are then determined by the President, and are based on the participant's contributions to the Company during the plan year. The awards can range from 0 to 60% of the participant's base salary. The Committee determines the award for the Chief Executive Officer and the President, and has final approval of all awards made under the plan. Executive officers are eligible for awards under both the Short-Term Incentive Plan and Long-Term Incentive Plan (described below) and the total award under the two plans is limited to an aggregate award of 100% of the participant's base salary. No bonuses were payable under the formula for the Short-Term Incentive Plan for 1993 for any participants under the Plan.

     Long-term incentives are provided to executives through awards made under the Company's Long-Term Incentive Plan. (Currently, only executive officers of the Company, other than Dr. Carlton, are eligible for awards under the plan.) The Long-Term Incentive Plan provides for the yearly grant of bonus awards based upon the Company's achievement of specified performance objectives (Performance Measures) established by the Committee at the beginning of each rolling three-year Performance Period. For the

Performance Period that ended on December 31, 1993, the Performance Measures were earnings per share, expense ratio and return on equity. The incentive award payable at the end of each three-year Performance Period is the sum of the award percentages payable for each Performance Measure multiplied by the participant's base salary rate in effect for the year the award is being determined. If all of the Performance Measures are met for a specific Performance Period, the award percentage is 25%. If actual performance exceeds the Performance Measures, the award percentage will be increased, up to a maximum of 40%. With the approval of the non-employee members of the Board of Directors, the Committee may modify the award schedule should unusual circumstances warrant a change. The award percentage for the Chief Executive Officer is one and one-half times the award percentage for all other participants.

     The Committee awarded a $58,125 bonus to Mr. Wilde under the Long-Term Incentive Plan for the performance period ending in 1993 based on the Company's exceeding performance objectives set for the insurance expense ratio for the three-year period.

     Executive officers are eligible for annual awards of stock options and restricted stock under the Company's 1985 Stock Option Plan. Awards made under the plan provide executives with long-term incentives and align executives' long-term interests with those of stockholders. Stock options are awarded based upon the market price of the Company's common stock on the date of the grant and are linked to future performance of the Company's stock because they do not become valuable to the participant unless the price of Company common stock increases above the grant price. Restricted stock awards increase executive stock ownership and are also tied to long-term performance of the Company because the shares cannot be sold or transferred until the restricted period lapses and will be forfeited if the individual leaves the Company (for reasons other than retirement, death or disability) during the restricted period.

     The total pool of shares to be awarded to participants in principal business units of the Company is based on such units' relative contributions to Company performance for the most recent fiscal year. Awards to be made to specific participants are based on individual performance. The Company's outside compensation consultant reviews each executive's award in comparison to awards made to individuals employed by companies in the compensation assessment peer group described above and makes recommendations as to whether the awards made to Company executives should be adjusted.

     Mr. Wilde was granted restricted stock and stock options in April of 1993 based on the following factors, which were weighted equally: Company performance regarding earnings per share, revenue growth, return on equity, total return on Company common stock for the one, three, five and ten-year periods ending December 31, 1992, and accomplishment of Strategic Objectives established by the Board of Directors.

     Donald M. Carlton, Executive Vice President and a director of the Company, is also President, Chairman of the Board and a director of Radian Corporation, a subsidiary of the Company. As a Radian Corporation executive, Dr. Carlton's base salary, annual and long-term bonuses are determined by the Compensation Committee of the Board of Directors of Radian Corporation. The calculation of adjustments to Dr. Carlton's base salary, and annual and long-term bonus awards are made in the same manner as described above for other executives of the Company but using performance measures established for Radian Corporation by the Compensation Committee of the Board of Directors of Radian Corporation rather than of the Company. Any such adjustments or awards are then subject to final approval of the Compensation Committee of the Company's Board of Directors.

     The Company's outside compensation consultant also conducts an annual review of each executive's compensation package in its entirety in comparison with the total compensation package for executives in the Company's compensation assessment peer group and makes recommendations to the Committee as to any appropriate adjustments that should be made.

     Effective for fiscal years beginning on or after January 1, 1994, publicly held corporations may not deduct certain types of compensation paid to the Chief Executive Officer and the next four most highly compensated individuals to the extent such compensation exceeds $1 million. Certain types of compensation are excluded from this limitation, including performance-based compensation paid under plans that are approved by stockholders and administered by outside directors. Based on the current provisions of this new law and the structure of the Company's executive compensation plans, the Company believes that all compensation paid to executives during 1994 will be fully deductible. The Committee expects to review the executive compensation programs during 1994 to determine whether future changes are warranted.

Respectfully submitted by:

Joel B. Alvord, Chairman
Colin G. Campbell
E. James Ferland
John A. Powers

The Compensation Committee of the Board of Directors of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth cash compensation for the five most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the last three fiscal years.

                                                                              LONG-TERM COMPENSATION
                                                                       ------------------------------------
                                           ANNUAL COMPENSATION           AWARDS     SECURITIES
                                    ---------------------------------  -----------  UNDERLYING    PAYOUTS
                                                            OTHER      RESTRICTED     OPTIONS    ----------
                                                            ANNUAL        STOCK       (NUMBER       LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY(1)   BONUS    COMPENSATION  AWARD(S)(2)  OF SHARES)   PAYOUTS(3)  COMPENSATION(4)
- ---------------------------- ----   --------   --------  ------------  -----------  -----------  ----------  ---------------
Wilson Wilde, Chairman       1993   $500,000          0           0     $ 143,125      43,000     $ 58,125       $36,180
 and Chief Executive         1992   $510,577   $100,000           0     $ 256,250      38,000     $133,900       $36,016
 Officer                     1991   $466,346   $213,750           0     $ 483,175      22,300     $164,875       $17,891
Gordon W. Kreh,              1993   $246,731          0           0     $  45,800      59,000     $ 15,069       $ 6,416
 President(5)                1992   $196,475   $ 28,000           0     $  63,816      11,000     $  7,933       $ 3,027
Donald M. Carlton,           1993   $384,384         (3)   $ 29,369(6)  $  45,800      23,700           (3)      $28,115
 Executive Vice President(5) 1992   $384,123          0           0     $ 102,500      17,700     $100,068       $29,019
Donald K. Wilson, Jr.,       1993   $331,923          0           0     $  45,800      16,000     $ 25,963       $10,266
 Executive Vice President    1992   $334,038   $ 24,000           0     $ 102,500      17,700     $ 58,013       $10,133
                             1991   $308,077   $ 78,750    $  4,298(6)  $ 232,175      10,700     $ 72,891       $13,553
Kenneth J. Kelly, Senior     1993   $251,923          0           0     $  45,800      12,500     $ 19,763       $10,016
 Vice President and          1992   $249,231   $ 28,000           0     $  84,563      14,500     $ 43,733       $ 9,885
 General Counsel             1991   $225,154   $ 92,000    $ 32,481(6)  $ 175,700       7,800     $ 53,222       $13,331

- ------------------------------

(1) All employees of the Company (other than Dr. Carlton) received one additional paycheck in 1992 of their regularly scheduled bi-weekly salary amount due to the fact that there were twenty-seven pay periods in 1992 rather than the usual twenty-six. These amounts are reflected in the 1992 figures shown here.

(2) The value of restricted stock shown in this column is calculated by multiplying the closing price of Company common stock on the date the restricted shares were granted by the number of shares awarded. Recipients are entitled to receive dividends on restricted stock to the extent paid on the Company's common stock generally. The total number of restricted shares held by each of the named executive officers, and the aggregate value of such shares, calculated by multiplying the closing price of Company common stock as of 12/31/93 by the number of shares held on such date, is as follows: Mr. Wilde: 15,200 shares, $676,400 aggregate value; Mr. Kreh: 2,000 shares, $89,000 aggregate value; Dr. Carlton: 5,800 shares, $258,100 aggregate value; Mr. Wilson: 6,500 shares, $289,250 aggregate value; and Mr.
    Kelly: 5,250 shares, $233,625 aggregate value.

(3) The LTIP payouts column shows awards made under the Company's Long-Term Incentive Plan for all executives other than Dr. Carlton. Annual and long-term bonus awards for Dr. Carlton for 1993 were not calculated as of 2/1/94 and will be disclosed in the 1995 Proxy Statement, in accordance with Securities and Exchange Commission rules. More detailed information on calculation of such awards is located in the Board Compensation Committee Report on Executive Compensation located on page 10.

(4) The values listed in this column include the following amounts for 1993: a) Company contributions of $4,058 for each executive under the Company's Employee Stock Ownership Plan; b) Company contributions under the Company's Thrift Incentive Plan and interest accumulated on accounts in the Supplemental Thrift Plan as follows (Dr. Carlton does not participate in these plans): Mr. Wilde, $10,484; Mr. Kreh, $2,358; Mr. Wilson, $6,208; and Mr. Kelly, $5,958; c) Company contributions of $9,405 for Dr. Carlton under the Radian Corporation 401(k) Thrift Plan;
    d) $21,638 and $14,652 in life insurance premiums paid in 1993 on behalf of Mr. Wilde and Dr. Carlton, respectively, in order to fund the Company's prospective charitable contribution under the Company's Charitable Endowment Program, described on page 7. Mr. Wilde and Dr. Carlton derive no financial benefit from the program since all insurance proceeds and charitable deductions accrue solely to the Company.

(5) Compensation for Mr. Kreh and Dr. Carlton is reported beginning in 1992, when they became executive officers of the Company.

(6) These amounts represent related tax benefits received upon exercise of stock options.

                STOCK OPTION AND LONG-TERM INCENTIVE PLAN TABLES

     The following tables show information with respect to stock options and potential awards payable in the future under the Company's Long-Term Incentive Plan for the individuals named in the Summary Compensation Table.

               OPTION GRANTS IN LAST FISCAL YEAR (ENDED 12/31/93)


                                                INDIVIDUAL GRANTS
                            ---------------------------------------------------------   POTENTIAL REALIZABLE
                                             PERCENT OF                                   VALUE AT ASSUMED
                             NUMBER OF      TOTAL OPTIONS                               ANNUAL RATES OF STOCK
                             SECURITIES      GRANTED TO        EXERCISE                  PRICE APPRECIATION
                             UNDERLYING       EMPLOYEES        OR BASE                   FOR OPTION TERM(2)
                              OPTIONS         IN FISCAL         PRICE      EXPIRATION   ---------------------
           NAME              GRANTED(1)         YEAR          ($/SHARE)       DATE         5%         10%
- --------------------------  ------------   ---------------    ----------   ----------   --------   ----------
Wilson Wilde..............     43,000            12.1%          $57.06     4/19/2000    $998,890   $2,327,590
Gordon W. Kreh............      9,000             2.5%          $57.06     4/19/2000    $209,070   $  487,170
                               50,000            14.1%          $48.56     9/26/2000    $988,500   $2,303,500
Donald M. Carlton.........     13,700             3.8%          $57.06     4/19/2000    $318,251   $  741,581
                               10,000             2.8%          $48.56     9/26/2000    $197,700   $  460,700
Donald K. Wilson, Jr......     16,000             4.5%          $57.06     4/19/2000    $371,680   $  866,080
Kenneth J. Kelly..........     12,500             3.5%          $57.06     4/19/2000    $290,375   $  676,625

- ------------------------------------
(1) Options granted are nonstatutory stock options. The exercise price of the option is equal to the fair market value of the stock on the date of the grant. Payment for the shares as to which an option is exercised may be made in cash or in shares of Company common stock or a combination of cash and stock. These options may not be exercised any earlier than one year or any later than seven years from the date of the grant. Participants will be permitted to satisfy any federal, state or local tax requirements due upon exercise of a stock option by delivering to the Company already-owned Company common stock or by directing the Company to retain stock otherwise issuable upon such exercise to the participant, having a fair market value equal to the amount of the tax.

(2) These figures are calculated pursuant to SEC rules by multiplying the number of options granted by the difference between the option exercise price and a future hypothetical stock price, assuming the value of Company common stock appreciates 5% or 10% each year, compounded annually, for a period of seven years (the life of the options). These figures are not intended to forecast possible future appreciation, if any, of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                   (ENDED 12/31/93) AND FY-END OPTION VALUES

                                                           NUMBER OF
                                                     SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                                                      AT FISCAL YEAR-END      AT FISCAL YEAR-END
                              SHARES                          (#)                    ($)
                            ACQUIRED ON    VALUE     ---------------------   --------------------
                             EXERCISE     REALIZED       EXERCISABLE/            EXERCISABLE/
           NAME                 (#)         ($)          UNEXERCISABLE          UNEXERCISABLE
- --------------------------  -----------   --------   ---------------------   --------------------
Wilson Wilde..............         0            $0       90,400/43,000             $31,772/$0
Gordon W. Kreh............         0            $0       11,000/59,000                  $0/$0
Donald M. Carlton.........      4,700     $ 75,517         39,700/23,700                 $0/$0
Donald K. Wilson, Jr......         0            $0       45,800/16,000             $17,914/$0
Kenneth J. Kelly..........         0            $0       31,200/12,500                  $0/$0

    LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR (ENDED 12/31/93)

                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                   NON-STOCK PRICE-BASED PLANS(1)
                                                 -----------------------------------
                       NAME                      THRESHOLD      TARGET      MAXIMUM
    -------------------------------------------  ---------     --------     --------
    Wilson Wilde...............................      0         $187,500     $300,000
    Gordon W. Kreh.............................      0         $ 87,500     $140,000
    Donald M. Carlton..........................      0         $ 92,550     $148,080
    Donald K. Wilson, Jr.......................      0         $ 83,750     $134,000
    Kenneth J. Kelly...........................      0         $ 63,750     $102,000

- ------------------------------------
(1) Awards under the Company's Long-Term Incentive Plan are calculated annually based on the Company's achievement of specified Performance Measures established at the beginning of each rolling three-year Performance Period. For the period that ended on December 31, 1993, awards were made as indicated in the Summary Compensation Table located on page 14. The award payable at the end of each three-year Performance Period is the sum of the award percentages payable for each Performance Measure multiplied by the participant's base salary rate in effect for the year the award is being determined. If all of the performance measures are met for a specific Performance Period, the target award percentage is 25%. If actual performance exceeds the Performance Measures, the award percentage will be increased, up to a maximum of 40%. The award percentage for the Chief Executive Officer is one and one-half times the award percentage for other participants. The potential payout amounts reported above were calculated using base salary amounts in effect for fiscal year 1993. (Dr. Carlton's award would be payable under Radian Corporation's Long-Term Incentive Plan but calculated in the same manner as for other executives under the Company's Long-Term Incentive Plan.)

RETIREMENT PLANS

     The following table shows the estimated annual amounts payable on a life annuity basis to a participant retiring on 12/31/93 at age 65 under the Company's qualified defined benefit pension plan, as well as nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on compensation that is covered under the plans and years of service with the Company. All executives, other than Dr. Carlton, participate in these plans. Dr. Carlton is a participant in the Radian Corporation plans described below. (A small portion of Mr. Kreh's annual retirement benefit as calculated pursuant to the table shown below will be paid from The Boiler Inspection and Insurance Company's retirement plan due to Mr. Kreh's initial service and earnings with that affiliate.)

  FINAL                                      YEARS OF SERVICE
 AVERAGE      -------------------------------------------------------------------------------
EARNINGS        15          20          25          30          35          40          45
- ---------     -------     -------     -------     -------     -------     -------     -------
  200,000      46,296      61,728      77,161      83,161      89,161      95,161     101,161
  300,000      70,296      93,728     117,161     126,161     135,161     144,161     153,161
  400,000      94,296     125,728     157,161     169,161     181,161     193,161     205,161
  500,000     118,296     157,728     197,161     212,161     227,161     242,161     257,161
  600,000     142,296     189,728     237,161     255,161     273,161     291,161     309,161
  700,000     166,296     221,728     277,161     298,161     319,161     340,161     361,161
  800,000     190,296     253,728     317,161     341,161     365,161     389,161     413,161
  900,000     214,296     285,728     357,161     384,161     411,161     438,161     465,161
1,000,000     238,296     317,728     397,161     427,161     457,161     487,161     517,161
1,100,000     262,296     349,728     437,161     470,161     503,161     536,161     569,161
1,200,000     286,296     381,728     477,161     513,161     549,161     585,161     621,161
1,300,000     310,296     413,728     517,161     556,161     595,161     634,161     673,161
1,400,000     334,296     445,728     557,161     599,161     641,161     683,161     725,161
1,500,000     358,296     477,728     597,161     642,161     687,161     732,161     777,161
1,600,000     382,296     509,728     637,161     685,161     733,161     781,161     829,161
1,700,000     406,296     541,728     677,161     728,161     779,161     830,161     881,161
1,800,000     430,296     573,728     717,161     771,161     825,161     879,161     933,161
1,900,000     454,296     605,728     757,161     814,161     871,161     928,161     985,161

     Benefits payable under the Company's Retirement Plan are based on the average of the participant's highest three consecutive years of earnings in the 5-year period before retirement, and on years of service. Earnings covered under the plan include compensation listed in the Summary Compensation Table under the "Salary", "Bonus", "Restricted Stock Awards" and "LTIP Payouts" columns. (Restricted stock awards are included in the year the shares vest due to the expiration of the restricted period of time, based on the fair market value of the shares on the vesting date, as opposed to the grant date values listed in the Summary Compensation Table. Restricted stock awarded after January 1, 1994 is not included in the definition of earnings under the plan.) Covered compensation and credited years of service as of December 31, 1993 for the individuals named in the Summary Compensation Table (other than Dr. Carlton, who does not participate in these plans) are as follows: Mr. Wilde: $1,565,416, 41 years; Mr. Kreh: $252,036, 23 years; Mr.
Wilson: $637,096, 32 years; and Mr. Kelly: $492,038, 33 years.

     In addition, executive officers (other than Dr. Carlton) are covered under a supplemental retirement/death benefit program. (This program replaces the amount of insurance in excess of the $50,000, for which they would otherwise be eligible, under the group term life insurance program generally available to all employees of the Company.) The program is funded by insurance contracts on each covered officer's life. The Company owns the cash values and is a beneficiary under the policies. Under the terms of the program, if an executive officer should die prior to his retirement, his beneficiary will be entitled to one of the following two options that has been selected by the officer: 1) an annual death benefit equal to 50% (57% for Wilson Wilde) of the officer's base salary for fifteen years; or 2) three times the officer's base salary at the time of his death. At retirement the officer is entitled to choose between 1) an annual retirement supplement equal to either 35% (42% for Wilson Wilde) of the officer's base salary, for fifteen years; 2) a paid-up insurance policy equal to three times (four times for Wilson Wilde) the officer's base salary; or 3) the cash value of the policy. Premiums paid for 1993 on behalf of the individuals named in the Summary Compensation Table (other than Dr. Carlton, who does not participate in this program) were as follows: Mr. Wilde, $102,946; Mr. Kreh, $34,061; Mr. Wilson, $39,547; and Mr. Kelly, $42,534.

     Dr. Carlton is covered under two supplemental executive retirement programs with Radian Corporation. Under the first program, he will receive, if he remains employed by Radian Corporation until his retirement at age 65, the total sum of $400,000 paid out over a period of ten years. Premiums paid in 1993 on Dr. Carlton's behalf for life insurance to fund this benefit were $9,087. Under the second program, Dr. Carlton will receive a target annual benefit upon his retirement calculated as follows: three percent of his projected annual compensation for the year preceding the year in which he attains age 65 (determined by combining his 1990 base salary and bonuses paid under Radian Corporation's incentive plans, assuming six percent increases in his base salary and bonuses each year), times years of service (maximum 20 years), minus his projected annual Social Security benefit, minus the projected annual income payable on a life annuity basis to him upon retirement that is attributable to employer contributions to his accounts under the Company's Employee Stock Ownership Plan and the Radian Corporation 401(k) Thrift Plan, and minus his annual benefit payable under the first Radian Corporation supplemental executive retirement program described above. Assuming Dr. Carlton retired from Radian Corporation at age 65, his annual benefit payable under the plan would be $159,569.

EMPLOYMENT ARRANGEMENTS

     The members of the Board of Directors believe that it is in the best interests of the stockholders for the Company to have employment agreements with each of the executive officers (and certain other key employees) to encourage them to remain in the Company's employ during the uncertain times which attend a change in control of the Company. Each of the executive officers of the Company has entered into such an agreement. The agreements obligate the officer to remain in the employment of the Company for six months following a "change in control" (as defined in the agreements) of the Company. If an officer is dismissed from the Company for any reason other than retirement, disability or defalcation within the six-month period, or if an officer leaves voluntarily or is dismissed from the Company for any reason other than retirement, disability or defalcation after the six-month period, he is entitled to receive 299% of his average annualized base salary and bonuses for the five years preceding the change in control. The Company has established a trust (presently unfunded) pursuant to which payments under these agreements and certain other benefit plans will be paid in the event of a change in control.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Alvord, Mr. Campbell, Mr. Powers, Dr. Vatter and Mr. Ferland, none of whom is an employee of the Company or a subsidiary, served on the Compensation Committee of the Board of Directors of the Company in 1993. Mr. Alvord, Chairman, Chief Executive Officer and a director of Shawmut National Corporation, acts as Chairman for the Compensation Committee, and Mr. Wilde, Chairman and Chief Executive Officer of the Company, serves on the Board of Shawmut National Corporation. Shawmut Bank, a subsidiary of Shawmut National Corporation, performed various services for the Company in 1993, among which were acting as the trustee for the Company's Thrift Incentive Plan, the Retirement Plan and the Employee Stock Ownership Plan. The Company and certain of its subsidiaries also maintained various accounts with Shawmut Bank during 1993. In the opinion of the Company, the fees for these services were comparable to those charged by other financial institutions. The Company and its subsidiaries maintain banking relationships with various other financial institutions.

     In 1985 the trustee for the Employee Stock Ownership Plan (ESOP) borrowed $5,000,000 from Shawmut Bank to purchase stock from the Company to fund the trust established under the plan. The ESOP trustee also borrowed $10,000,000 from Massachusetts Mutual Life Insurance Company for this purpose. Mr. Dooley is a consultant to Massachusetts Mutual Life Insurance Company and was, until his retirement in 1993, Executive Vice President and Chief Investment Officer of that company. Both loans were for ten-year terms and were guaranteed by the Company. The Company believes that such loans were made on substantially the same terms and interest rates as those prevailing at other lending institutions for comparable transactions.

                               PERFORMANCE GRAPH

     The following line-graph compares cumulative, five-year shareholder returns on Company common stock on an indexed basis with the S&P 500 Stock Index and the S&P 500 Property/Casualty Insurance Index, based on an initial investment on December 31, 1988 of $100.

      Measurement Period
    (Fiscal Year Covered)             HSB           S&P 500         S&P P/C
1988                                    100.00          100.00          100.00
1989                                    150.48          131.69          146.19
1990                                    141.82          127.60          142.85
1991                                    173.06          166.47          178.84
1992                                    182.54          179.15          209.44
1993                                    144.89          197.21          205.73

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors recommends that the firm of Coopers & Lybrand be appointed as independent public accountants for the Company for the year ending December 31, 1994. Coopers & Lybrand has served as the Company's independent public accountants since 1965.

     Representatives of Coopers & Lybrand will be present at the meeting to make a statement if they wish to do so, and will be available to respond to appropriate questions raised by stockholders.

     Unless otherwise directed, the shares represented by the enclosed proxy card will be voted for the appointment of Coopers & Lybrand as independent public accountants for 1994. The affirmative vote of a majority of the votes represented at the meeting is required for approval of their appointment.

     The Board of Directors unanimously recommends a vote FOR Proposal 2.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Stockholders who wish to submit written proposals for possible inclusion in next year's proxy statement must make certain that they are received no later than November 1, 1994. Proposals should be sent to the Corporate Secretary, The Hartford Steam Boiler Inspection and Insurance Company, One State Street, Hartford, Connecticut 06102.

                   OTHER BUSINESS TO COME BEFORE THE MEETING

     The management does not know of any matters to be presented for consideration at the meeting other than the matters described in the Notice of Annual Meeting; but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

                        ADDITIONAL INFORMATION AVAILABLE

     THE COMPANY FILES AN ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS MAY RECEIVE A COPY OF THE 10-K BY SENDING A WRITTEN REQUEST TO THE TREASURER, THE HARTFORD STEAM BOILER INSPECTION AND INSURANCE COMPANY, ONE STATE STREET, HARTFORD, CONNECTICUT 06102.
                                           By Order of the Board of Directors,

                                           R. K. PRICE
                                           Corporate Secretary

                           Printed on recycled paper

                          THE HARTFORD STEAM BOILER

                       INSPECTION AND INSURANCE COMPANY

                ONE STATE STREET, HARTFORD, CONNECTICUT 06102
               ANNUAL MEETING OF STOCKHOLDERS - APRIL 19, 1994


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Colin G. Campbell, John A. Powers, Paul A. Vatter and John M. Washburn, Jr. each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of the Company held on record by the undersigned on February 8, 1994 at the Annual Meeting of Stockholders to be held on April 19, 1994 or any adjournment thereof, hereby revoking any proxy heretofore given.

     IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.


          (Important - To be signed and dated on reverse side)    SEE REVERSE
                                                                     SIDE

    Please mark
/X/ votes as in
    this example


                                                                               FOR   AGAINST    ABSTAIN
1. Election of Directors                         2. Appointment of independent / /     / /        / /
NOMINEES: Donald M. Carlton, William B. Ellis,      public accountants.
          E. James Ferland and Wilson Wilde.

                  FOR               WITHHELD
           / /    ALL          / /  FROM ALL
                NOMINEES            NOMINEES

/ /                                                      MARK HERE             MARK HERE
   --------------------------------------               FOR ADDRESS / /      FOR COMMENTS / /
   For all nominees except as noted above               CHANGE AND             AND NOTE
                                                       NOTE AT LEFT             ABOVE

                                                  Please sign exactly as your name appears. If acting as
                                                  attorney, executor, trustee or in other representative
                                                  capacity, sign name and title. Please date proxy and
                                                  return in the enclosed post-paid return envelope.

                                                  Signature:                                Date
                                                            -------------------------------     --------------
                                                  Signature:                                Date
                                                            -------------------------------     --------------
